Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement of Yuma Energy, Inc., a California corporation (the “Company”), of our reserve report of Yuma Energy, Inc., a Delaware corporation (“Yuma”), dated effective December 31, 2013, which appears in the Registration Statement (No. 333-197826) on Form S-4 of the Company filed with the Securities and Exchange Commission on August 4, 2014.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Philip S. (Scott) Frost
Philip S. (Scott) Frost, P.E.
Senior Vice President

Dallas, Texas
December 22, 2014

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